UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

GRANITE FALLS ENERGY, LLC
(Exact name of registrant as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 20, 2014, Granite Falls Energy, LLC (the “Company”) held its 2014 Annual Meeting of Members (the “Annual Meeting”).  Of the Company’s Class A units outstanding and entitled to vote at the Annual Meeting, 18,191 units or 59.4% were present either in person or by proxy.  As a result, a quorum was present to conduct business at the Annual Meeting.

The following describes the matters considered by the Company’s members at the Annual Meeting, as well as the final results of the votes cast at the meeting.

Proposal One: Advisory Vote To Approve Executive Compensation (Say-On-Pay)

The compensation of our executives was approved by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstentions
15,945	1,865	381

Proposal Two: Election of Three Governors

The second proposal voted upon by the members at the annual meeting was the election of three governors whose terms were scheduled to expire in 2014. There were six nominees for the three governor positions. Kenton Johnson, Michael Lund, and Bruce LaVigne were elected by a plurality vote of the members to serve terms which will expire the 2017 annual meeting of members or until their respective successors are elected and shall qualify, or their earlier death, resignation or removal.
The voting results were as follows:

Name	Votes For	Withheld/Abstentions
Kenton Johnson	13,629	393
Shannon Johnson	4,997	393
Julie Oftedahl-Volstad	7,571	393
Michael Lund	8,241	393
Bruce LaVigne	7,842	393
Clifton Gipp	901	393

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date:	March 24, 2014	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer